Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Micropolis AI Robotics, (formerly known as Micropolis Holding Company) (the “Company”) of our report dated May 7, 2025, relating to the audited consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024. Our report dated May 7, 2025 includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

Diamond Bar, California

February 27, 2026